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                                                                   EXHIBIT 23(a)



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company, in the Registration Statements (Form S-3 No. 333-51932, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958 and No.
333-45556 and Form S-4 No. 33-60007 of CMS Energy Corporation and in the related Prospectuses of our report dated March 14, 2003, except for Notes 7 and 19, as to which the date is March 31, 2003, and Notes 20 and 21, as to which the date is June 24, 2003 with respect to the consolidated financial statements and schedule of CMS Energy Corporation and subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2002.

                                               /s/ Ernst & Young LLP
Detroit, Michigan
June 26, 2003